EXHIBIT J

              FORM OF SUBSIDIARY GUARANTY AGREEMENT


         This GUARANTY AGREEMENT (this "Agreement") is made as of this 8th day of September, 1994, by [___________________________],
a [________________] corporation (the "Guarantor"), ______________, in favor of NATIONAL CITY BANK, a national banking association, as Agent (together with its successors and assigns in such capacity, the "Agent"), National City Center, 1900 East Ninth Street, Metro Division, Cleveland, Ohio 44114, for the ratable benefit of itself and the Banks (as defined below) from time to time parties to the Credit Agreement (as such term is hereinafter defined).

                             RECITALS

          To induce the Agent and the Banks to extend credit from time to time to Health Care REIT, Inc. (the "Borrower"), including particularly under an Amended and Restated Credit Agreement among the Borrower, the Agent and the Banks, dated as of September 8, 1994 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement"), the Guarantor hereby agrees as follows:

          Section 1.  Definitions.   The terms defined in the
Credit Agreement and not otherwise defined herein are used herein as therein defined. The following additional terms shall have the meanings specified below:

          "Adjusted Net Worth" shall mean, as of any date of determination thereof, the excess of (i) the amount of the "present fair saleable value" of the assets of the Guarantor as of the date of such determination, over (ii) the amount of all liabilities of the Guarantor, contingent or otherwise, as of the date of such determination, as such terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors. In determining the Adjusted Net Worth of the Guarantor for purposes of calculating the Maximum Guaranteed Amount for the Guarantor, the liabilities of such Guarantor to be used in the determination pursuant to clause (ii) of the preceding sentence shall in any event include any amounts guaranteed by the Guarantor pursuant to clause (i) of the definition of Maximum Guaranteed Amount.

          "Maximum Guaranteed Amount" shall mean, as of any date of determination thereof, the sum of (i) the aggregate amount of the Loans, to the extent the proceeds thereof are used to make a Valuable Transfer to the Guarantor plus (ii) the greater of (A) ninety-five percent (95%) of the Adjusted Net Worth of the Guarantor at the date of the execution of this Guaranty and (B) ninety-five percent (95%) of the Adjusted Net Worth of the Guarantor at the earlier of (I) the date of the commencement of a case under Title 11 of the United States Code in which the Guarantor is a debtor and (II) the date enforcement hereunder is obtained.

          "Guaranteed Obligations" has the meaning given that term in Section 2 hereof.

          "Valuable Transfer" shall mean (i) all loans, advances or capital contributions made to the Guarantor with proceeds of the Loans, (ii) all debt securities or other obligations of the Guarantor acquired from the Guarantor or retired by such Guarantor with proceeds of the Loans, (iii) the fair market value of all property acquired with proceeds of the Loans and transferred, absolutely and not as collateral, to the Guarantor, (iv) all equity securities of the Guarantor acquired from the Guarantor with proceeds of the Loans and (v) the value of any quantifiable economic benefits not included in clauses (i) through (iv) above, but includable in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, accruing to the Guarantor as a result of the Loans.

          SECTION 2.  Guaranty.  The Guarantor hereby
unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations the Borrower may now or hereafter owe to the Agent or the Banks or any thereof of every type and description, including, but not limited to, the Borrower's Obligations (as defined in the Credit Agreement) (all such obligations of the Borrower being referred to herein as of the "Guaranteed Obligations") and agrees to pay any and all expenses (including counsel fees and expenses) incurred by the Agent or the Banks in enforcing any rights under this Guaranty; provided, however, that, anything herein or in any other document, instrument or agreement executed and delivered in connection herewith to the contrary notwithstanding, the maximum liability of the Guarantor hereunder shall in no event exceed the Guarantor's Maximum Guaranteed Amount.

          SECTION 3. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the Related Writings, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Banks with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

     (i)  any lack of validity or enforceability of the Credit
Agreement, the Notes, the Collateral Documents, the Related
Writings, or any other agreement or instrument relating thereto;

     (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement, the Notes, the Collateral Documents, the Related Writings, or any other agreement or instrument relating thereto;

     (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

     (iv) failure by the Agent or the Banks to take any steps to perfect and maintain its or their security interest in, or preserve its or their rights to, any security or collateral for the Guaranteed Obligations;

     (v) the Agent's or any Bank's election in any proceeding instituted under Chapter 11 of Title 11 of the United States Code
(11 U.S.C. Section 101 et seq.) (the "Bankruptcy Code"), or the application of Section 1111(b)(2) of the Bankruptcy Code;

     (vi)  any borrowing or grant of a security interest under
Section 364 of the Bankruptcy Code; or

     (vii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any guarantor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Bank upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

          SECTION 4. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any Bank protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other person or entity or any collateral.

          SECTION 5. Subrogation. The Guarantor shall have no right of subrogation, reimbursement or contribution and hereby waives any right to enforce any remedy which the Agent or any of the Banks now has or may hereafter have against the Borrower, any endorser or any other guarantor, of all or any part of the Guaranteed Obligations, and the Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent or any Bank to secure payment of the Guaranteed Obligations or any other liability of the Borrower to the Agent or the Banks. The Guarantor also waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty. The Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to the Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Guaranteed Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, or from anyone else, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or other collateral given to the Agent or the Banks to secure payment of the Guaranteed Obligations.

          SECTION 6. Representations and Warranties. The Guarantor hereby represents and warrants that (i) the Guarantor is a corporation duly organized and existing in good standing and has full power and authority to make and deliver this Guaranty; (ii) the execution, delivery and performance of this Guaranty by the Guarantor have been duly authorized by all necessary action of its directors and shareholders and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its articles of incorporation or code of regulations or any agreement presently binding on it; (iii) this Guaranty has been duly executed and delivered by the authorized officers of the Guarantor and constitutes its lawful, binding and legally enforceable obligation (subject to the United States Bankruptcy Code and other similar laws generally affecting the enforcement of creditors' rights); and (iv) the authorization, execution, delivery and performance of this Guaranty do not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency.

          SECTION 7. Authorization. The Agent and each Bank are hereby authorized, without notice or demand and without affecting the liability of the Guarantor hereunder, from time to time, to (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guaranteed Obligations, or otherwise modify, amend or change the terms of the Notes, any other promissory note or other agreement, document or instrument now or hereafter executed by the Borrower and delivered to the Agent or any of the Banks; (ii) accept partial payments on the Guaranteed Obligations; (iii) take and hold security or collateral for the payment of this Guaranty, any other guarantees of the Guaranteed Obligations or other liabilities of the Borrower and the Guaranteed Obligations guaranteed hereby or thereby, and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; and (v) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations and any security or collateral therefor in any manner, without affecting or impairing the obligations of the Guarantor hereunder.

          At any time upon the occurrence and during the continuation of an Event of Default, the Agent may, in its sole discretion, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guaranteed Obligations (i) any indebtedness due or to become due from the Agent or any of the Banks to the Guarantor, and (ii) any moneys, credits or other property belonging to the Guarantor, at any time held by or coming into the possession of the Agent or any of the Banks.

          SECTION 8. Amendments, Etc. No amendment or waiver of any provisions of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No release or termination of this Guaranty shall be effected unless the same shall be in writing and executed by the Agent and each of the Banks.

          SECTION 9. No Waiver; Remedies. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 10. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Bank shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Each Bank agrees promptly to notify the Guarantor after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

          SECTION 11. Continuing Guaranty; Transfer of Revolving Note. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the Guaranteed Obligations are paid in full and each Bank's Revolving Credit Commitment is terminated, and shall continue in effect thereafter until this Guaranty is revoked prospectively as to future transactions by written notice to that effect actually received by the Agent (but such notice shall not be effective as to any Guaranteed Obligations or the Revolving Credit Commitment outstanding at that time, any additional interest, premiums or fees to become payable with respect thereto or any renewals, extensions, or refinancings of the same), (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Agent and each Bank and their successors, transferees and assigns. Without limiting the generality of the foregoing clause
(iii), each Bank may assign or otherwise transfer the Notes to any other person or entity in accordance with the provisions of Article 8 of the Credit Agreement, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such Bank herein or otherwise.

          SECTION 12. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopy, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Guarantor, at its address shown below its signature hereto; and if to the Agent or any Bank, at its address specified in the Credit Agreement, or as to each party at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

          SECTION 13. Solvency. The Guarantor is solvent (as defined in the Credit Agreement). The Guarantor does not believe that final judgments, if any, against the Guarantor in actions for money damages presently pending will be rendered at a time when, or in an amount such that, the Guarantor will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of the Guarantor, after taking into account all other anticipated uses of the cash of the Guarantor (including the payments on or in respect of debt referred to in this Section 13), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

          SECTION 14. Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS GUARANTY, THE CREDIT AGREEMENT, THE COLLATERAL DOCUMENTS OR THE RELATED WRITINGS WOULD INVOLVE DIFFICULT AND COMPLEX ISSUES AND THEREFORE AGREE THAT ANY LAW SUIT GROWING OUT OF OR INCIDENTAL TO ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

          SECTION 15.  Jurisdiction; Venue; Inconvenient Forum.

     (a) Jurisdiction. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY OHIO STATE COURT OR FEDERAL COURT OF THE UNITED STATED OF AMERICA SITTING IN CUYAHOGA COUNTY, OHIO, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, THE CREDIT AGREEMENT, THE COLLATERAL DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT) OR ANY RELATED WRITING (AS DEFINED IN THE CREDIT AGREEMENT), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH OHIO STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY, THE CREDIT AGREEMENT, ANY COLLATERAL DOCUMENT OR ANY RELATED WRITING IN THE COURTS OF ANY JURISDICTION.

     (b) Venue; Inconvenient Forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, THE CREDIT AGREEMENT, ANY COLLATERAL DOCUMENT OR ANY OTHER RELATED WRITING IN ANY OHIO STATE OR FEDERAL COURT SITTING IN CUYAHOGA COUNTY, OHIO. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. THE GUARANTOR CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

          SECTION 16.  Governing Law.  This Guaranty shall be
governed by, and construed in accordance with, the laws of the State of Ohio.

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed as of the date first above written.


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                                   By:-----------------------------

                                   Its:----------------------------

                                   Address:

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